AMENDMENT

                    TO TRANSFER AGENCY AND SERVICE AGREEMENT
                                     BETWEEN
                                 HIGHMARK FUNDS.
                                       AND
                       STATE STREET BANK AND TRUST COMPANY

This amendment is made as of this 3rd day of April 2006 between Highmark Funds (the "Fund") and State Street Bank and Trust Company (the "Transfer Agent"). In accordance with ARTICLE 2 (FEES AND EXPENSES) and ARTICLE 12 (AMENDMENT) of the Transfer Agency and Service Agreement between the Fund and the Transfer Agent dated as of February 15, 1997 (the "Agreement") the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. SCHEDULE B. The fee schedule dated February 1, 2000, to the Agreement is hereby replaced with the attached Schedule B dated April 3, 2006.

2. All defined terms and definitions in the Agreement shall be the same in this amendment (the "2006 Amendment") except as specifically revised by this 2006 Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this 2006 Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.


HIGHMARK FUNDS                               STATE STREET BANK AND TRUST COMPANY

By: /s/ Pamela O'Donnell                     By: /s/ Joseph L. Hooley
    --------------------                         --------------------
                                                 Joseph L. Hooley
Name: Pamela O'Donnell                           Executive Vice President
      ----------------
Title: Treasurer
       ---------


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                                   SCHEDULE B
                                      FEES
                              Dated: April 3, 2006

GENERAL: The annual fees are billable on a monthly basis at the rate of 1/12 of the annual fee. A charge is made for an account in the month that an account opens or closes. Account Service Fees are the higher of open account charges plus closed account charges or CUSIP minimum.

ANNUAL CUSIP MINIMUM FEE
------------------------
A,B,C Class                                          $ 18,000/CUSIP*
Fiduciary & Institutional Class                      $ 15,000/CUSIP**
M Class                                              $ 15,000/CUSIP**
S Class                                              $  5,000/CUSIP
Closed CUSIPS with zero balance                      $    125/CUSIP/month

         *Note: This fee is waived for the first 12 months of a new A,B or C CUSIP, instead each new CUSIP shall be charged $100/month for first 3 months and $900/month for the next 9 months.

         **Note: Excludes Value Momentum Institutional CUSIP which shall be charged $5,000/CUSIP/year. All other new M, Fiduciary & Institutional Class CUSIPS fees shall be discounted to $100/month for the first 3 months.

ANNUAL ACCOUNT SERVICE FEES
---------------------------
Open Accounts                                        $     14.00/account
Closed Accounts                                      $      1.95/account
Networking Level 3 Accounts                          $      7.00/account

ACTIVITY BASED FEES
-------------------
New Account Set-up                                   $      5.00/each
Manual Transactions                                  $      1.50/each
Telephone Calls                                      $      2.50/each
Omnibus Trades                                       $      4.00/each

OTHER ANNUAL FEES
-----------------
Investor Processing                                  $      1.80/Investor
12b-1 Commissions                                    $      1.20/account
NSCC Complex Fee                                     $ 15,000.00

ANNUAL CUSTODIAL FEE (paid by Shareholder)           $     10.00/SSN
--------------------

OUT OF POCKET EXPENSES: Out of pocket expenses include but are not limited to: confirmation statements, Investor statements, postage, forms, audio response, telephone, records retention, customized programming/enhancements, federal wire, transcripts, microfilm, microfiche and expenses incurred at the specific direction of the Fund.


HIGHMARK FUNDS                    STATE STREET BANK AND TRUST COMPANY

By: /s/ Pamela O'Donnell          By: /s/ Joseph L. Hooley
    --------------------              --------------------
                                      Joseph L. Hooley, Executive Vice President
Name: Pamela O'Donnell
      ----------------
Title: Treasurer
       ---------